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                                                                    EXHIBIT 99.1

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
[CSFB DIRECT LOGO]                   CSFB DIRECT INC.                       www.CSFBdirect.com
                                     Harborside Financial Center            Phone  1.800.825.5723
                                     501 Plaza II, Jersey City, NJ 07311    Fax    1.201.413.5268
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                                   FOR IMMEDIATE RELEASE

                    CSFBDIRECT REPORTS SECOND QUARTER RESULTS

JERSEY CITY, N.J. -- JULY 23, 2001 -- CSFBDIRECT (NYSE: DIR), the online brokerage service of Credit Suisse First Boston, reported revenues of $60.2 million for the quarter ended June 30, 2001 and a net loss from operations of $12.6 million, or $0.12 per diluted share, compared to revenues of $84.0 million and a net loss from operations of $6.6 million, or $0.06 per diluted share, for the same period in 2000.

CSFBDIRECT's second quarter operating results for 2001 exclude $2.8 million of after-tax expenses related to rebranding to its new name, $10.1 million relating to one-time charges associated with staff reductions and reduced office space in both Jersey City, NJ and Charlotte, NC, and $5.6 million associated with retention compensation allocated by Credit Suisse First Boston, as a result of Credit Suisse First Boston's combination with Donaldson, Lufkin & Jenrette. Including these charges, the reported net loss was $31.1 million, or $0.28 per diluted share, for the quarter.

SECOND QUARTER RESULTS

Total revenues were $60.2 million, 28 percent lower than $84.0 million posted a year ago, attributable to lower commission and interest revenues. Commissions decreased by 38 percent to $28.0 million, reflecting a decline in daily trading volume. Interest revenues declined 29 percent to $13.6 million, attributable to lower customer margin balances. Fees of $17.9 million remained relatively flat compared to the second quarter of 2000. Excluding expenses relating to rebranding, staff reductions, reduced office space, and retention compensation,


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expenses totaled $79.4 million, 14 percent lower than the second quarter of
2000. Including such expenses, expenses totaled $108.5 million, 18 percent higher than the second quarter of 2000. Employee compensation, excluding retention awards and compensation associated with staff reductions, increased by 18 percent to $31.8 million, and by 50 percent to $40.6 million including such charges. Occupancy expense increased to $7.9 million from $3.1 million in the second quarter of 2000 due to expansion of a customer call center in Sandy City, Utah and iNautix's expansion in New Jersey and India. Advertising expenses declined to $6.8 million, or 66 percent, from the second quarter of 2000.

Equity in net loss of joint ventures totaled $0.4 million for the quarter ending June 30, 2001, compared to a net loss of $2.1 million for the same period last year, as DLJdirect SFG, our joint venture in Japan, produced positive results offsetting a larger loss sustained by Hutchison CSFBDIRECT in Hong Kong.

SIX MONTH RESULTS

Total revenues were $132.3 million, 33 percent lower than $198.7 million posted a year ago, as higher fee revenue was offset by lower commission and interest revenues. Commissions decreased by 49 percent to $61.5 million, reflecting a decline in daily trading volume, while interest revenues declined 20 percent to $30.0 million due to lower customer margin balances. Fees of $40.0 million increased by 10 percent over last year due to higher revenue generation by iNautix, CSFBDIRECT'S technology group. Expenses totaled $243.3 million, 34 percent higher than the same period last year. Employee compensation, excluding retention awards and compensation associated with staff reductions, increased by 27 percent to $68.8 million. Occupancy expense increased from $5.5 million in the first half of 2000 to $15.6 million due to expansion of the company's customer call center in Sandy City, Utah and iNautix's expansion in


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New Jersey and India. Advertising expenses, exclusive of rebranding, declined to
$18.0 million, or 53 percent, from the first half of 2000.

Equity in net loss of joint ventures totaled $4.1 million for the six months ending June 30, 2001, compared to a net loss of $3.3 million in the first half of 2000. The increase was due to the inclusion of our portion of the net losses of Hutchison CSFBDIRECT in Hong Kong, which officially launched operations in January 2001.

CREDIT SUISSE FIRST BOSTON (USA), INC. FINANCIAL REPORTING

Credit Suisse First Boston (USA), Inc. currently expects to report an operating profit for the second quarter of 2001 that is anticipated to be significantly lower than the operating profit for the same period a year ago and lower than that of the first quarter (excluding the positive impact of the lease of the former DLJ headquarters). Positive fixed income results have been offset by the difficult operating environment which has adversely affected most of the company's other businesses, particularly mergers and acquisitions, equity capital markets, and financial services. Additional information about the financial results of the company for the second quarter will be provided in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission in August 2001. The company is only a part of the Credit Suisse First Boston business unit of Credit Suisse Group, and its results do not reflect the overall performance of the entire Credit Suisse First Boston business unit or Credit Suisse Group. Credit Suisse Group will release its results and the results for the Credit Suisse First Boston business unit on August 29, 2001.

On July 11, 2001, Credit Suisse First Boston announced the execution of a definitive merger agreement whereby Credit Suisse First Boston, Inc. or CSFBI, the direct parent of Credit Suisse First Boston (USA), Inc., will acquire the


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18,400,000 shares of CSFBDIRECT common stock owned by the public for $6.00 per share in cash, or a total of approximately $110 million. The transaction, which includes a cash tender offer for all of the CSFBDIRECT common stock owned by the public, is expected to close in the third quarter of 2001. For more information on the acquisition of CSFBDIRECT common stock, we refer you to Credit Suisse First Boston (USA), Inc.'s current report on Form 8-K dated July 12, 2001.

In light of the proposed cash tender offer for the CSFBDIRECT common stock owned by the public, Karen Vernamonti has resigned from her position as Chief Financial Officer of CSFBDIRECT and the function will be filled by the financial control group of Credit Suisse First Boston.

                                  -- Tables Follow --

ABOUT CSFBDIRECT
CSFBDIRECT is one of the world's premier online brokerage firms offering a diversified range of investment products and services to self-directed investors. As of June 30, 2001, CSFBDIRECT had over one million worldwide customer accounts representing $23 billion in assets.

CSFBDIRECT has received numerous honors over the past year, including a number one "4-Stars" rating in March 2001 by BARRON'S; "Best of the Web" in March 2001 by FORBES.COM; "Best Online Brokerage Service" in March 2001 by the Software Information Industry Association (SIIA); "#1 Online Brokerage" in March 2001 by the American Association of Individual Investors' (AAII) Customer Survey; number one for "Transaction Performance and Transaction Success Rate" in February 2001 by Keynote Systems, Inc.; "Best for Site Reliability" in August 2000 by TheStreet.com's Online Broker Survey; and "Top Online Broker" by the 2000 Readers' Choice Awards, WORTH magazine.

Headquartered in Jersey City, NJ with offices in Charlotte, NC, Sandy City, UT, London, Tokyo, Hong Kong, and Dubai, and Investment Centers in New York City, Chicago, IL, Narberth, PA, Atlanta, GA, and Delray Beach, FL, CSFBDIRECT employs 1,650 people. CSFBDIRECT trades on the New York Stock Exchange under the ticker symbol "DIR" as a tracking stock of Credit Suisse First Boston (USA), Inc. For more information on CSFBDIRECT, visit the company's Web site at www.CSFBdirect.com.

ABOUT CREDIT SUISSE FIRST BOSTON
Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. It operates in over 87 locations across more than 39 countries on 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our website at http://www.csfb.com.

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
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PRESS CONTACTS:
Charlotte Fox                       CSFBDIRECT                         Tel: (201) 308-3562
                                                                       Cfox@CSFBdirect.com

William G. Armstrong Jr.            G.S. Schwartz & Co.                Tel: (212) 725-4500 ext. 304
                                                                       Wga@schwartz.com

INVESTOR CONTACT:

Glenn Tongue                        CSFBDIRECT                         Tel: (201) 308-3333
                                                                       GlennTongue@CSFBdirect.com
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                                              CSFBDIRECT

                        COMBINED SUMMARY OF OPERATIONS (UNAUDITED) - SEE NOTE 2
                      (in thousands, except per share data and financial ratios)

                                                     ------------------------------------------------
                                                           QUARTER ENDED          SIX MONTHS ENDED
                                                             JUNE 30,                 JUNE 30,
                                                        2001         2000        2001         2000
                                                     ------------------------------------------------
Revenues:
  Commissions                                        $  28,048    $  45,542    $  61,498    $ 120,081
  Underwritings                                            673        1,594          900        4,682
  Fees                                                  17,882       17,711       39,957       36,418
  Interest                                              13,580       19,142       29,967       37,536
                                                     ---------    ---------    ---------    ---------
      Total revenues                                    60,183       83,989      132,322      198,717
                                                     ---------    ---------    ---------    ---------

Costs and expenses:
  Compensation and benefits                             31,818       27,046       68,754       54,217
  Interest                                                 772          375        1,517          890
  Brokerage, clearing, exchange
    fees, and other                                      9,198       12,855       19,386       31,455
  Advertising                                            6,782       19,990       17,974       38,060
  Occupancy and related costs                            7,849        3,144       15,575        5,534
  Communications and technology                         11,990       11,443       23,051       21,544
  Rebranding costs (1)                                   4,442           --       38,894           --
  Reorganization costs (1)                              15,939           --       24,926           --
  Merger-related retention compensation (1)              8,767           --        8,767           --
  Other operating expenses                              10,947       17,053       24,413       29,465
                                                     ---------    ---------    ---------    ---------

    Total costs and expenses                           108,504       91,906      243,257      181,165
                                                     ---------    ---------    ---------    ---------

Income (loss) before income tax provision
(benefit) and equity in net loss of joint ventures     (48,321)      (7,917)    (110,935)      17,552
                                                     ---------    ---------    ---------    ---------
Income tax provision (benefit)                         (17,638)      (3,353)     (42,449)       7,297

Equity in net loss of joint ventures (3)                  (411)      (2,057)      (4,130)      (3,262)
                                                     ---------    ---------    ---------    ---------

Net income (loss)                                    $ (31,094)   $  (6,621)   $ (72,616)   $   6,993
                                                     =========    =========    =========    =========

Earnings (loss) per share (4):
   Basic                                             $   (0.28)   $   (0.06)   $   (0.69)   $    0.07
   Diluted                                           $   (0.28)   $   (0.06)   $   (0.69)   $    0.07
                                                     =========    =========    =========    =========
Weighted average notional and outstanding shares:
   Basic                                               109,152      102,650      105,973      102,650
   Diluted                                             109,152      102,650      105,973      102,651
                                                     =========    =========    =========    =========
Earnings (loss) attributable to:
   CSFB (USA) Retained Interest                      $ (25,852)   $  (5,436)   $ (59,951)   $   5,741
   CSFBDIRECT Tracking Stock (2)                        (5,242)      (1,185)     (12,665)       1,252
                                                     =========    =========    =========    =========
Tracking Stock earnings (loss) per share (4):
   Basic                                             $   (0.28)   $   (0.06)   $   (0.69)   $    0.07
   Diluted                                           $   (0.28)   $   (0.06)   $   (0.69)   $    0.07
                                                     =========    =========    =========    =========
Tracking Stock weighted average common shares:
   Basic                                                18,400       18,400       18,400       18,400
   Diluted                                              18,400       18,400       18,400       18,401
                                                     =========    =========    =========    =========
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                                              CSFBDIRECT

                        COMBINED SUMMARY OF OPERATIONS (UNAUDITED) - SEE NOTE 2
                      (in thousands, except per share data and financial ratios)

                                                     ------------------------------------------------
                                                         SIX MONTHS ENDED
                                                             JUNE 30,               2001 vs. 2000
                                                        2001         2000          $             %
                                                     ------------------------------------------------
Revenues:
  Commissions                                        $  61,498    $ 120,081    $ (58,583)     (48.8)%
  Underwritings                                            900        4,682       (3,782)     (80.8)%
  Fees                                                  39,957       36,418        3,539         9.7%
  Interest                                              29,967       37,536       (7,569)     (20.2)%
                                                     ---------    ---------    ---------    ---------
      Total revenues                                   132,322      198,717      (66,395)     (33.4)%
                                                     ---------    ---------    ---------    ---------

Costs and expenses:
  Compensation and benefits                             68,754       54,217       14,537       26.8%
  Interest                                               1,517          890          627       70.4%
  Brokerage, clearing, exchange
    fees, and other                                     19,386       31,455      (12,069)     (38.4)%
  Advertising                                           17,974       38,060      (20,086)     (52.8)%
  Occupancy and related costs                           15,575        5,534       10,041       181.4%
  Communications and technology                         23,051       21,544        1,507         7.0%
  Rebranding costs (1)                                  38,894         --         38,894           NM
  Reorganization costs (1)                              24,926         --         24,926           NM
  Merger-related retention compensation (1)              8,767         --          8,767           NM
  Other operating expenses                              24,413       29,465       (5,052)     (17.1)%
                                                     ---------    ---------    ---------    ---------

    Total costs and expenses                           243,257      181,165       62,092        34.3%
                                                     ---------    ---------    ---------    ---------

Income (loss) before income tax provision
(benefit) and equity in net loss of joint ventures    (110,935)      17,552     (128,487)          NM
                                                     ---------    ---------    ---------    ---------

Income tax provision (benefit)                         (42,449)       7,297      (49,746)          NM

Equity in net loss of joint ventures (3)                (4,130)      (3,262)        (868)     (26.6)%
                                                     =========    =========    =========    =========

Net income (loss)                                    $ (72,616)   $   6,993    $ (79,609)          NM
                                                     =========    =========    =========    =========

Earnings (loss) per share (4):
   Basic                                             $   (0.69)   $    0.07    $   (0.76)          NM
   Diluted                                           $   (0.69)   $    0.07    $   (0.76)          NM
                                                     =========    =========    =========    =========
Weighted average notional and outstanding shares:
   Basic                                               105,973      102,650        3,323         3.2%
   Diluted                                             105,973      102,651        3,322         3.2%
                                                     =========    =========    =========    =========
Earnings (loss) attributable to:
   CSFB (USA) Retained Interest                      $ (59,951)   $   5,741    $ (65,692)          NM
   CSFBDIRECT Tracking Stock (2)                       (12,665)       1,252      (13,917)          NM
                                                     =========    =========    =========    =========
Tracking Stock earnings (loss) per share (4):
   Basic                                             $   (0.69)   $    0.07    $   (0.76)          NM
   Diluted                                           $   (0.69)   $    0.07    $   (0.76)          NM
                                                     =========    =========    =========    =========
Tracking Stock weighted average common shares:
   Basic                                                18,400       18,400            0         0.0%
   Diluted                                              18,400       18,401           (1)        0.0%
                                                     =========    =========    =========    =========
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                                   CSFBDIRECT

             COMBINED SUMMARY OF OPERATIONS (UNAUDITED) - SEE NOTE 2


(1)   Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin &
      Jenrette, Inc.) and Subsidiaries, ("CSFB (USA), Inc.") became an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland, as a result of a merger which was completed on November 3, 2000. The merger did not have an effect on the outstanding shares of DLJDIRECT common stock. Effective January 15, 2001, DLJDIRECT changed its name to CSFBDIRECT. All references to DLJDIRECT have been changed to CSFBDIRECT. Costs incurred as a result of the name change are included in rebranding costs in the combined summary of operations. On
      March 29, 2001, CSFBDIRECT received a capital contribution of $29.0 million to partially offset these expenses. In addition, during the quarter ended March 31, 2001, CSFBDIRECT closed its Parsippany, New Jersey office resulting in the termination of employees, exiting of the lease and write-off of equipment. Costs incurred as a result of this transaction are included as reorganization costs in the combined summary of operations. On
      May 31, 2001 CSFBdirect announced the termination of 180 employees and closing of one of the offices in Charlotte, North Carolina. Costs incurred as a result of this transaction are included as reorganization costs.
      Additionally, the operation incurred merger-related retention award compensation totalling $8.7 million.

(2)   CSFBDIRECT represents a combination of the assets and liabilities of CSFB
      (USA), Inc.'s existing online discount brokerage and related investment services, rather than a separately incorporated entity. CSFBDIRECT Common
      Stock tracks the separate performance of these businesses for periods subsequent to the date of the offering . On May 28, 1999, CSFB (USA), Inc.
      issued in an initial public offering, 18.4 million shares of CSFBDIRECT
      Common Stock ("Tracking Stock"). The shares of Tracking Stock have no voting rights, except in certain limited circumstances. Even though CSFB
      (USA), Inc. has allocated certain assets, liabilities, revenues, expenses and cash flows to CSFBDIRECT, that allocation will not change the legal title to any assets or responsibility for any liabilities. Holders of Tracking Stock are common stockholders of CSFB (USA), Inc. and are subject to all the risks associated with an investment in CSFB (USA), Inc.

      Prior to the offering, CSFB (USA), Inc. designated its existing common stock as CSFB (USA), Common Stock which represents the performance of CSFB
      (USA), Inc.'s primary businesses plus a retained interest in CSFBDIRECT.
      All of CSFB (USA), Inc.'s businesses other than those included in CSFBDIRECT, plus its retained interest in CSFBDIRECT, are referred to as CSFB (USA). As a result of the offering, CSFB (USA) had a retained interest of 82.1% in CSFBDIRECT represented by 84.3 million notional shares. The 18.4 million shares of CSFBDIRECT Tracking Stock reflects the 17.9% owned by the public. Prior to the offering, CSFB (USA) had a 100% interest in the earnings of CSFBDIRECT. As a result of it's $29.0 million capital contribution on March 29, 2001, CSFB (USA)'s retained interest increased to 83.1%, represented by 90.8 million notional shares.

      On July 11, 2001, Credit Suisse First Boston announced the execution of a definitive merger agreement whereby Credit Suisse First Boston, Inc., the direct parent of Credit Suisse First Boston (USA), Inc., will acquire the
      18.4 million shares of CSFBDIRECT common stock owned by the public for $6.00 per share in cash, or a total of approximately $110 million. The transaction, which includes a cash tender offer for all of the CSFBDIRECT common stock owned by the public, is expected to close in the third quarter of 2001.



(3) CSFBDIRECT has a 50% interest in joint ventures in Japan, Hong Kong and the Middle East which amounts are included in equity from net loss of joint ventures in the combined statement of operations.

(4) Earnings per share amounts have been calculated by dividing net income by the weighted average notional and outstanding tracking shares. The notional shares represent CSFB (USA)'s 83.1% retained interest in CSFBDIRECT. Prior to the offering, CSFB (USA) had a 100% interest in the earnings of CSFBDIRECT.

      Tracking Stock earnings per common share amounts have been calculated by dividing earnings applicable to common shares by the weighted average actual common shares outstanding.